Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to our report dated May 16, 2022, with respect to the consolidated financial statements of AGM Group Holdings Inc. for the year ended December 31, 2021 which appears in this Form 20-F of AGM Group Holdings Inc. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

November 13, 2023